                                                                   EXHIBIT 10.14

                                 STERITECH, INC.

                   SERIES E PREFERRED STOCK PURCHASE AGREEMENT

                                  APRIL 1, 1996

                                TABLE OF CONTENTS

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                                                                                                                 PAGE

         1.       AGREEMENT TO SELL AND PURCHASE................................................................  1
                  1.1      Authorization of Shares..............................................................  1
                  1.2      Sale and Purchase of Series E Shares.................................................  1

         2.       CLOSING, DELIVERY AND PAYMENT.................................................................  1

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................  2
                  3.1      Organization, Good Standing and Qualification........................................  2
                  3.2      Capitalization.......................................................................  2
                  3.3      Authorization; Binding Obligations...................................................  3
                  3.4      Agreements; Action...................................................................  3
                  3.5      Obligations to Related Parties.......................................................  4
                  3.6      Financial Statements.................................................................  4
                  3.7      Changes..............................................................................  5
                  3.8      Title to Properties and Assets; Liens, etc...........................................  6
                  3.9      Patents and Trademarks...............................................................  6
                  3.10     Compliance with Other Instruments....................................................  6
                  3.11     Litigation...........................................................................  7
                  3.12     Tax Returns and Payments.............................................................  7
                  3.13     Employees............................................................................  7
                  3.14     Restricted Stock Purchase Agreements.................................................  8
                  3.15     Registration Rights..................................................................  8
                  3.16     Compliance with Laws.................................................................  8
                  3.17     Offering Valid.......................................................................  8
                  3.18     Securities Exemption.................................................................  8
                  3.19     Full Disclosure......................................................................  8
                  3.20     Permits..............................................................................  9
                  3.21     Insurance............................................................................  9

         4.       REPRESENTATIONS AND WARRANTIES OF PURCHASER...................................................  9
                  4.1      Requisite Power and Authority........................................................  9
                  4.2      Consents.............................................................................  9
                  4.3      Investment Representations........................................................... 10
                           (a)      Purchaser Bears Economic Risk............................................... 10
                           (b)      Acquisition for Own Account................................................. 10
                           (c)      Purchaser Can Protect Its Interest.......................................... 10
                           (d)      Company Information......................................................... 10

         5.       CONDITIONS TO CLOSING......................................................................... 10
                  5.1      Conditions to Purchaser's Obligations at the Closing................................. 10
                           (a)      Representations and Warranties True; Performance of
                           Obligations.......................................................................... 11
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                                       i.

                                TABLE OF CONTENTS

                                   (CONTINUED)

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                                                                                                               PAGE
                           (b)      Legal Investment............................................................ 11
                           (c)      Consents, Permits, and Waivers.............................................. 11
                           (d)      Corporate Documents......................................................... 11
                           (e)      Reservation of Conversion Shares............................................ 11
                           (f)      Filing of Restated Articles................................................. 11
                           (g)      Certificate of Status....................................................... 11
                           (h)      Compliance Certificate...................................................... 11
                           (i)      Investors' Rights Agreement................................................. 11
                           (j)      Proceedings and Documents................................................... 11
                           (k)      Legal Opinion............................................................... 12
                  5.2      Conditions to Obligations of the Company.  .......................................... 12
                           (a)      Representations and Warranties True......................................... 12
                           (b)      Performance of Obligations.................................................. 12
                           (c)      Filing of Restated Articles................................................. 12
                           (d)      Investors' Rights Agreement................................................. 12

         6.       MISCELLANEOUS................................................................................. 12
                  6.1      Governing Law........................................................................ 12
                  6.2      Survival............................................................................. 12
                  6.3      Successors and Assigns............................................................... 12
                  6.4      Entire Agreement..................................................................... 13
                  6.5      Separability......................................................................... 13
                  6.6      Amendment and Waiver................................................................. 13
                  6.7      Delays or Omissions.................................................................. 13
                  6.8      Notices, etc......................................................................... 14
                  6.9      Expenses............................................................................. 14
                  6.10     Attorneys' Fees...................................................................... 14
                  6.11     Titles and Subtitles................................................................. 14
                  6.12     Counterparts......................................................................... 14
                  6.13     Broker's Fees........................................................................ 14
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                                       ii.

                                TABLE OF CONTENTS

                                   (CONTINUED)


LIST OF EXHIBITS

Exhibit A         AMENDED AND RESTATED ARTICLES OF INCORPORATION

Exhibit B         SCHEDULE OF EXCEPTIONS

Exhibit C         INVESTORS' RIGHTS AGREEMENT

Exhibit D         OPINION OF COUNSEL TO THE COMPANY

Exhibit E         FINANCIAL STATEMENTS OF THE COMPANY


                                      iii.

                                 STERITECH, INC.

                   SERIES E PREFERRED STOCK PURCHASE AGREEMENT

         THIS SERIES E PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of April 1, 1996, by and between STERITECH, INC., a California corporation (the "Company") and BAXTER HEALTHCARE CORPORATION, a Delaware corporation ("Purchaser").

                                    RECITALS

         WHEREAS, the Company has authorized the sale and issuance of an aggregate of Three Hundred Eighty Thousand Nine Hundred Fifty-Three (380,953) shares of its Series E Preferred Stock (the "Series E Shares" or the "Shares"); and

         WHEREAS, Purchaser desire to purchase the Series E Shares on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Series E Shares to Purchaser on the terms and conditions set forth herein; and

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1.       AGREEMENT TO SELL AND PURCHASE.

                  1.1 AUTHORIZATION OF SHARES. On or prior to the Initial Closing (as defined in Section 2 below), the Company shall have authorized the sale and issuance to Purchaser of the Shares having the rights, preferences, privileges and restrictions set forth in the Amended and Restated Articles of Incorporation of the Company, as amended, in the form attached hereto as Exhibit A (the "Restated Articles"). The Company has, or prior to the Initial Closing will have, adopted and filed the Restated Articles with the Secretary of State of the State of California.

                  1.2 SALE AND PURCHASE OF SERIES E SHARES. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to Purchaser and Purchaser agrees to purchase from the Company, at the Initial Closing, One Hundred Ninety Thousand Four Hundred Seventy-Seven (190,477) Series E Shares and at the Second Closing (as defined in Section 2 below), One Hundred Ninety Thousand Four Hundred Seventy-Six (190,476) Series E shares at a purchase price of Fifteen Dollars and Seventy-Five Cents ($15.75) per share.

         2.       CLOSING, DELIVERY AND PAYMENT.

                  The initial closing of the sale and purchase of the Series E Shares under this Agreement (the "Initial Closing") shall take place at 10:00 a.m., local time, on April 1, 1996

                                       1.

at the offices of Cooley Godward Castro Huddleson & Tatum, One Maritime Plaza, 20th floor, San Francisco, California 94111, or at such other time or place as the Company and Purchaser may mutually agree. The second closing of the sale and purchase of the Shares under this Agreement (the "Second Closing") shall take place at the same time and place as the First Closing on July 1, 1996 unless the Company and Purchaser mutually agree upon another date for the Second Closing. Each of the Initial Closing and the Second Closing is referred to herein as a "Closing," and the date of each such Closing is referred to as a "Closing Date." At each Closing, subject to the terms and conditions hereof, the Company will deliver to Purchaser a certificate representing the number of Series E Shares to be purchased at such closing by Purchaser from the Company against payment by or on behalf of Purchaser of the purchase price therefor by cash, wire transfer, or by such other means as shall be mutually agreeable to Purchaser and the Company.

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, including any changes thereto necessary to make such Schedule accurate as of the date of each Closing, the Company hereby represents and warrants to Purchaser as follows:

                  3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. The Company has full power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in the aggregate in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions, in the aggregate, in which failure to do so would not have a material adverse effect on the Company or its business. The Company has no subsidiaries and owns no equity securities of any other corporation, limited partnership or similar entity.

                  3.2 CAPITALIZATION. The authorized capital stock of the Company consists of four million six hundred eighty-one thousand eight hundred thirty-three (4,681,833) shares of Common Stock, nine hundred sixty-four thousand five hundred fifty-five (964,555) shares of which are issued and outstanding; and three million one hundred ninety-nine thousand nine hundred forty-two (3,199,942) shares of Preferred Stock, seven hundred sixty-one thousand seventy-nine (761,079) of which are designated Series A Preferred Stock, seven hundred fourteen thousand two hundred eighty-six (714,286) of which are issued and outstanding and three hundred five thousand four hundred sixty-one (305,461) of which are designated Series B Preferred Stock, two hundred eighty-five thousand seven hundred fourteen (285,714) of which are issued and outstanding, and one million one hundred forty-seven thousand four hundred forty-nine (1,147,449) of which are designated Series C Preferred Stock, one million ninety-one thousand five hundred ninety-three (1,091,593) of which are issued and outstanding, six hundred five thousand (605,000) of which are designated Series D Preferred Stock, five hundred twenty-nine thousand eighty-four (529,084) of which are issued and outstanding, and three hundred eighty thousand nine hundred fifty-three (380,953) of which are designated Series E Preferred Stock, none of which are issued and outstanding. Six hundred thousand (600,000) shares of

                                       2.

Common Stock are reserved for future issuance upon the exercise of options for shares of Common Stock and two million six hundred eighty-nine thousand four hundred seventy (2,689,470) shares of Common Stock are reserved for issuance upon exercise or conversion, respectively, of outstanding warrants for or shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. All issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Articles. The shares of Common Stock issuable upon the conversion of the Shares (the "Conversion Shares") have been duly and validly reserved for issuance and, when issued in accordance with the Restated Articles, will be validly issued, fully paid and nonassessable. Except for (i) the conversion privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, (ii) the rights of first refusal applicable to the Company's Common Stock set forth in the Company's Bylaws and in the Investors' Rights Agreement dated December 27, 1991, as amended on December 10, 1993, and March 14, 1994, and as amended and restated on March 1, 1995 (the "Investors' Rights Agreement"), (iii) the options for shares of Common Stock identified above, (iv) the warrants issued in connection with certain leasing transactions and (v) the warrants for Series B and Series C Preferred Stock issued in connection with the May 14, 1993 and August 13, 1993 bridge financings, there are no outstanding options, warrants, rights (including conversion or preemptive rights), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

                  3.3 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement, in the form attached hereto as Exhibit C, and the Restated Articles, and the sale and issuance of the Shares and the Conversion Shares pursuant hereto, and for the performance of the Company's obligations hereunder and under the Investors' Rights Agreement has been taken or will be taken prior to each Closing. The Agreement and the Investors' Rights Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms. The sale of the Series E Shares and the subsequent conversion of Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. When issued in compliance with the provisions of this Agreement and the Restated Articles, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

                  3.4 AGREEMENTS; ACTION.

                           (A)      Except for agreements explicitly
contemplated hereby and the Investors' Rights Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors and affiliates, or any affiliate thereof.

                                       3.

                           (B)      There are no agreements, understandings,
instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services or (iv) indemnification by the Company with respect to infringements of proprietary rights.

                           (C)      The Company has not (i) declared or paid any
dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $125,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, or contracted to do so, other than the sale of its inventory in the ordinary course of business.

                           (D)      For the purposes of subsections (b) and (c)
above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                           (E)      The Company is not a party to and is not
bound by any contract, agreement or instrument, or subject to any restriction under its Restated Articles or Bylaws, which adversely affects its business as now conducted or as proposed to be conducted, in its properties or its financial condition.

                  3.5 OBLIGATIONS TO RELATED PARTIES. No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except for equity interest in HRI Research, Inc. and except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

                  3.6 FINANCIAL STATEMENTS. Attached hereto as Exhibit E are copies of the Company's unaudited balance sheet and income statement for the year ended December 31, 1995 and of the Company's audited financial statements for the twelve (12) months ended December 31, 1994 (the "Financial Statements"). The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein and have been prepared in accordance with generally accepted accounting

                                       4.

principles ("GAAP") applied on a consistent basis throughout the period, subject, in the case of the unaudited balance sheet and income statement for the twelve (12) months ended December 31, 1995, to the absence of footnotes and year-end adjustments that are not in the aggregate expected to be material.

                  3.7 CHANGES. Since December 31, 1995, there has not been:

                           (A)      Any change in the assets, liabilities,
financial condition or operations of the Company as shown on the balance sheet at December 31, 1995 contained in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition, or operations of the Company;

                           (B)      Any change, except in the ordinary course of
business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty, or otherwise;

                           (C)      Any damage, destruction, or loss, whether or
not covered by insurance, materially and adversely affecting the properties, business, financial condition, operations or prospects of the Company;

                           (D)      Any waiver by the Company of a valuable
right or of a material debt owed to it;

                           (E)      Any direct or indirect loans made by the
Company to any shareholder, employee, officer, or director of the Company, other than advances made in the ordinary course of business;

                           (F)      Any declaration or payment of any dividend
or other distribution of the assets of the Company;

                           (G)      Any labor organization activity;

                           (H)      Any debt, obligation, or liability incurred,
assumed or guaranteed by the Company, except current liabilities incurred in the ordinary course of business (the sum of which does not exceed $10,000);

                           (I)      Any change in any material agreement to
which the Company is a party or by which it or any of its assets are bound or subject, including compensation agreements with the Company's employees; or

                           (J)      To the best of the Company's knowledge, any
other event or condition of any character that, either individually or cumulatively, has materially and adversely affected, or, so far as the Company may now foresee, in the future may materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.

                                       5.

                  3.8 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance, or charge, other than (i) those resulting from taxes which have not yet become delinquent and (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company.

                  3.9 PATENTS AND TRADEMARKS. The Company has sufficient title and ownership of all trade names, copyrights, trade secrets, proprietary information, patents, trademarks, service marks, rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, or the Investors' Rights Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

                  3.10 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Restated Articles or Bylaws, nor is it in material violation or default of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order or any statute, rule, or regulation applicable to the Company. The execution, delivery, and performance of and compliance with this Agreement and the Investors' Rights Agreement and the issuance and sale of the Series E Shares pursuant hereto and of the Conversion Shares pursuant to the Restated Articles, will not result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company. There is no such term that materially and adversely affects, or in the future may be reasonably expected to materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company as now conducted or as proposed to be conducted. The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution or other agreement.

                                       6.

                  3.11 LITIGATION. There is no action, suit, proceeding or investigation pending or currently threatened against the Company which questions the validity of this Agreement, the Investors' Rights Agreement or the right of the Company to enter into them, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

                  3.12 TAX RETURNS AND PAYMENTS. The Company has filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company on or before each Closing have been paid or will be paid prior to the time they become delinquent. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as a collapsible corporation or a Subchapter S corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or on any of its properties or material assets.

                  3.13 EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. No employee has any agreement or contract, written or verbal, regarding his or her employment. To the Company's knowledge, no employee of the Company, nor anyone with whom the Company has contracted, is in violation of any term of any employment contract, patent disclosure agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. Each officer, employee and consultant of the Company has executed a Proprietary Information and Inventions Agreement. The Company, after reasonable investigation, is not aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its best efforts to prevent any such violation. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees,

                                       7.

the employment of each officer and employee of the Company is terminable at the will of the Company. No officer of the Company has been granted the right to any material compensation following termination of employment with the Company.

                  3.14 RESTRICTED STOCK PURCHASE AGREEMENTS. All currently outstanding shares of common stock of the Company are subject to the Company's repurchase option and/or right of first refusal, as set forth in copies of Restricted Stock Purchase Agreements and the Company's Bylaws.

                  3.15 REGISTRATION RIGHTS. Except as required pursuant to the Investors' Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1.2 of the Investors' Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

                  3.16 COMPLIANCE WITH LAWS. The Company has complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business and ownership of its properties. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the Investors' Rights Agreement, and the issuance of the Shares or the Conversion Shares, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after each Closing, except such as will be filed in a timely manner.

                  3.17 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.3 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

                  3.18 SECURITIES EXEMPTION. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to, or otherwise approach or communicate in respect of all or any part of such Shares with, any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act. The Company shall seek and obtain all necessary permits and other authorizations or orders of exemption as may be necessary or appropriate under the California Corporate Securities Law of 1968, as amended, and any other applicable state securities laws, with respect to the Company's offer and sale of the Shares and the Conversion Shares.

                  3.19 FULL DISCLOSURE. This Agreement, the Exhibits hereto, and all other documents delivered by the Company to Purchaser or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, do not, when taken as a whole, contain any untrue statement of a material fact nor, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There

                                       8.

are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in the Agreement, the Exhibits hereto, or in other documents delivered to the Purchaser or its attorney or agent in connection herewith.

                  3.20 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

                  3.21 INSURANCE. The Company has or will obtain prior to or promptly following each Closing, insurance with financially sound and reputable insurers, with respect to its properties that are of a character customarily insured by entities engaged in the same or a similar business similarly situated, against loss or damage of the kinds customarily insured against by such entities, which insurance is of such types (including public liability insurance) as are customarily carried under similar circumstances by such other entities.

         4.       REPRESENTATIONS AND WARRANTIES OF PURCHASER.

                  Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

                  4.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Investors' Rights Agreement and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Investors' Rights Agreement has been or will be effectively taken prior to each Closing. Upon their execution and delivery, this Agreement and the Investors' Rights Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) general principles of equity that restrict the availability of equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions of Section 2.9 of the Investors' Rights Agreement may be limited by applicable laws.

                  4.2 CONSENTS. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or banking authority on the part of Purchaser required in connection with the consummation of the transactions contemplated in the Agreement and the Investors' Rights Agreement have been or shall have been obtained prior to and be effective as of each Closing.

                                       9.

                  4.3 INVESTMENT REPRESENTATIONS. Purchaser understands that the Shares and Conversion Shares have not been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

                           (A)      PURCHASER BEARS ECONOMIC RISK.  Purchaser
must bear the economic risk of this investment indefinitely unless the Shares or the Conversion Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares the Conversion Shares or any shares of its Common Stock. Purchaser understands that it has no registration rights with respect to the Shares or the Conversion Shares except as provided in the Investors' Rights Agreement. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

         Purchaser further represents that Purchaser is an Accredited Investor within the meaning of Rule 501(a) of Regulation D under the Securities Act.

                           (B)      ACQUISITION FOR OWN ACCOUNT.  Purchaser is
acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

                           (C)      PURCHASER CAN PROTECT ITS INTEREST.
Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Investors' Rights Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement. Purchaser is not a corporation, trust or partnership specifically formed for the purpose of consummating these transactions.

                           (D)      COMPANY INFORMATION.  Purchaser has had an
opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

         5.       CONDITIONS TO CLOSING.

                  5.1 CONDITIONS TO PURCHASER'S OBLIGATIONS AT THE CLOSING. Purchaser's obligations to purchase the Series E Shares identified in Section
1.2 of the Agreement at each Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

                                       10.

                           (A)      REPRESENTATIONS AND WARRANTIES TRUE;
PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing with the same force and effect as if they had been made as of the Closing, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

                           (B)      LEGAL INVESTMENT.  At the time of the
Closing, the sale and issuance of the Series E Shares and Conversion Shares shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

                           (C)      CONSENTS, PERMITS, AND WAIVERS.  The Company
shall have obtained any and all consents, permits, and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Investors' Rights Agreement (except for such as may be properly obtained subsequent to the Closing).

                           (D)      CORPORATE DOCUMENTS.  The Company shall have
delivered to Purchaser or its counsel, copies of all corporate documents of the Company as Purchaser shall reasonably request.

                           (E)      RESERVATION OF CONVERSION SHARES.  The
Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such exercise or conversion.

                           (F)      FILING OF RESTATED ARTICLES.  The Restated
Articles shall have been filed with the Secretary of State of the State of California.

                           (G)      CERTIFICATE OF STATUS.  The Company shall
have obtained a Certificate of Status from the California Secretary of State dated as of a recent date prior to the Closing.

                           (H)      COMPLIANCE CERTIFICATE.  The Company shall
have delivered to Purchaser a Compliance Certificate, executed by the President and the Chief Financial Officer of the Company, dated the date of the Closing, to the effect that the conditions specified in subparagraphs (a) through (g) of this Section 5.1 have been satisfied.

                           (I)      INVESTORS' RIGHTS AGREEMENT.  The Investors'
Rights Agreement shall have been executed and delivered by the parties thereto.

                           (J)      PROCEEDINGS AND DOCUMENTS.  All corporate
and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and its counsel, and Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                                       11.

                           (K)      LEGAL OPINION.  Purchaser shall have
received from legal counsel to the Company an opinion addressed to it, dated as of the Closing, substantially in the form attached hereto as Exhibit D, including any changes thereto necessary to make such opinion accurate as of the date of each Closing.

                  5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:

                           (A)      REPRESENTATIONS AND WARRANTIES TRUE.  The
representations and warranties made by Purchaser in Section 4 hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

                           (B)      PERFORMANCE OF OBLIGATIONS.  Purchaser shall
have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchaser on or before the Closing.

                           (C)      FILING OF RESTATED ARTICLES.  The Restated
Articles shall have been filed with the Secretary of State of the State of California. The Company agrees to use its best efforts to effect such action.

                           (D)      INVESTORS' RIGHTS AGREEMENT.  The Investors'
Rights Agreement shall have been executed and delivered by the parties thereto. The Company agrees to use its best efforts to effect such action.

         6.       MISCELLANEOUS.

                  6.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California.

                  6.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

                  6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Shares in its records as the absolute owner and holder of such Shares for all purposes, the payment of any dividends or any redemption price.

                                       12.

                  6.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto and the Investors' Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants, and agreements except as specifically set forth herein. Nothing in this Agreement or the Investors' Rights Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement or the Investors' Rights Agreement, except as expressly provided herein.

                  6.5 SEPARABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  6.6 AMENDMENT AND WAIVER.

                           (A)      This Agreement may be amended or modified
only upon the written consent of the holders of not less than a majority in interest of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

                           (B)      The obligations of the Company and the
rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of not less than a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

                           (C)      Except to the extent provided in this
Section 6.6, neither this Agreement nor any provision hereof may be changed, waived, discharged, or terminated, except by a statement in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought.

                  6.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to Purchaser, upon any breach, default or noncompliance of the Company under this Agreement, the Investors' Rights Agreement or under the Restated Articles, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on Purchaser's part of any breach, default or noncompliance under this Agreement, the Investors' Rights Agreement or under the Restated Articles or any waiver on Purchaser's part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Investors' Rights Agreement, the Restated Articles, by law, or otherwise afforded to Purchaser, shall be cumulative and not alternative.

                                       13.

                  6.8 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid, or by means of a nationally recognized overnight courier service, and, if to an address outside the United States of America, by facsimile transmitted substantially concurrently with the mailing of such written notice, addressed:
(a) if to Purchaser, at Purchaser's address as set forth on the Company's records, or at such other address as Purchaser shall have furnished to the Company in writing or (b) if to the Company, at its address as set forth at the end of this Agreement, or at such other address as the Company shall have furnished to Purchaser in writing.

                  6.9 EXPENSES. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement, and Purchaser shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

                  6.10 ATTORNEYS' FEES. If legal action is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and legal costs in connection therewith.

                  6.11 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  6.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  6.13 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.13 being untrue.

                                       14.

         IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

STERITECH, INC.
2525 Stanwell Drive
Concord, CA  94520

By:  /s/ Stephen T. Isaacs
   -----------------------
     STEPHEN T. ISAACS
     President

PURCHASER:

BAXTER HEALTHCARE CORPORATION
One Baxter Parkway
Deerfield, Illinois  60015

By:  /s/ Victor Schmitt
   -----------------------
        (Signature)

Its: President,
     Venture Management
   -----------------------

                                       15.